Exhibit 99.1

XpresSpa Announces Fourth Quarter and Full Year 2018 Financial Results

Company’s New CEO Articulates Nearer-Term Priorities and Longer-Term Opportunities

NEW YORK, March 28, 2019 - XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness holding company, today announced financial results for the fourth quarter ended December 31, 2018.

Doug Satzman, recently-appointed XpresSpa Group CEO, stated, “Over the past several weeks, I have conducted a ‘listening tour’ that has involved meeting with our Team members and customers so that I can understand the current state of the business and formulate our go-forward plan of action. In doing so, I have been able to identify and prioritize our areas of focus in the near-term with respect to growing sales and managing costs along with what we hope to accomplish over the longer-term in taking our brand and culture to the next level.”

Mr. Satzman added, “Our underlying objective is to build a sustainable and enduring business that can capitalize on the growing demand for spa services and related wellness products while leveraging our brand recognition, real estate footprint, and highly desirable customer demographics. While it would be premature to commit to any specific strategic or financial goals at this time, and 2019 will certainly be a transitional year as we focus on improving the core business, I am confident that in due time we can effectively grow sales and optimize costs and thereby position ourselves to achieve positive adjusted EBITDA. In fact, our disappointing performance during the fourth quarter is indicative of the importance and necessity in taking our business in a new direction.”

Nearer-term priorities:

•	Staffing up through recruiting, training, and retention while managing labor costs more effectively;
•	Building transactions through scheduling, loyalty, and launching an XpresSpa App;
•	Increasing the average ticket by fixing retail supply chain issues and upselling services;
•	Selectively opening high performing new spas including the first franchise spa at Austin-Bergstrom International Airport by the third quarter 2019; and
•	Managing G&A expenditures.

Longer-term opportunities:

•	Elevating the customer experience;
•	Developing a people first culture;
•	Activating new partnerships; and
•	Bringing heath and wellness innovation to the spas through new products, services, and technology.

Full Year 2018 Highlights

•	Total revenue increased 2.6% to $50.1 million from $48.8 million in the prior year. The increase in revenue was mainly due to the timing of the opening of new XpresSpa locations during the fourth quarter of fiscal 2017 and the first three quarters of fiscal 2018, which contributed to an incremental $1.9 million in non-comparable store revenue, partially offset by a 3.2% decrease in comparable store sales.
o	Retail sales comprised 17% of revenue for the full year 2018, compared to 20% for the full year 2017.
•	Store margin increased 5.3% to $9.9 million, or 20.2% of total revenue, from store margin of $9.4 million, or 19.4% of total revenue, for full year 2017.
o	Labor costs increased due to the opening of new stores during the fourth quarter 2017 and the first three quarters of fiscal 2018.
o	Product and operating costs decreased as product sourcing benefitted from having already been fully transitioned to the Company’s strategic partner and careful cost control.
•	General and administrative expenses decreased to $16.2 million from $16.6 million in full year 2017. This decrease is a result of streamlined processes at the corporate level to reduce administrative costs, as well as a $1.8 million reduction in stock-based compensation expense to $0.9 million in fiscal 2018 from $2.7 million in fiscal 2017. The overall decrease in G&A was partially offset by $2.0 million in costs related to non-recurring severance, professional fees, and project costs.
•	Operating loss from continuing operations increased to $34.7 million, inclusive of $19.6 million in goodwill impairment and $2.1 million in fixed asset impairment, from $14.7 million in fiscal 2017.
•	Consolidated net loss attributable to the Company increased to $37.2 million from $28.8 million in full year 2017.
•	Adjusted EBITDA* loss narrowed by $0.8 million to $2.7 million compared to Adjusted EBITDA loss of $3.5 million for fiscal 2017.

Fourth Quarter 2018 Highlights

•	Total revenue decreased to $11.5 million from $11.8 million in the prior year. The revenue decline was due to a 4.6% decrease in comparable store sales along with a slightly lower revenue contribution from non-comparable store locations.
o	Retail sales comprised 16% of revenue in fourth quarter 2018, compared to 20% in fourth quarter 2017.
•	Store margin decreased 8.4% to $2.2 million, or 19.1% of total revenue, from store margin of $2.4 million, or 20.4% of total revenue, for fourth quarter 2017.
o	Labor costs decreased through greater efficiency in staffing and scheduling.
o	Product and operating costs increased due to higher outside labor costs.
•	General and administrative expenses increased to $3.8 million compared to $3.5 million in fourth quarter 2017. While expenditures were relatively flat compared to the year-ago period, fourth quarter 2018 represented the lowest G&A run rate on an absolute dollar basis of the entire fiscal year, and marked a $0.1 million sequential improvement from the third quarter 2018. In fact, the Company made traction throughout the full year 2018 in reducing administrative costs through streamlined processes at the corporate level.

•	Operating loss from continuing operations increased to $5.7 million from $2.7 million in fourth quarter 2017. The fourth quarter 2018 operating loss included $4.1 million of non-cash depreciation, amortization, and impairment of fixed assets, $1.0 million in merger and acquisition, integration and one-time costs, and $0.2 million in stock-based compensation.
•	Adjusted EBITDA* loss of $0.5 million increased $0.9 million compared to Adjusted EBITDA of $0.4 million in fourth quarter 2017.
•	During the fourth quarter of 2018, XpresSpa completed its issuance of $3 million in preferred stock to Calm.com, Inc. (“Calm”), convertible into shares of common stock at $12.40 per share of common stock. The convertible preferred stock was sold to Calm at a significant premium to the then-current market price and demonstrated Calm’s belief in the Company’s industry leading wellness platform. The proceeds are now being used to raise XpresSpa’s brand profile and enhance the customer experience by elevating the assortment of retail products and upgrading facilities.

*Adjusted EBITDA is a non-GAAP financial measure; see "Use of Non-GAAP Financial Measures" below. See tables below for abbreviated financial results for the fourth quarters and full years 2018 and 2017.

Balance Sheet and Cash Flows

As of December 31, 2018, the Company had:

•	Cash and cash equivalents of $3.4 million;
•	Current assets of $5.8 million; and
•	Total current liabilities of $16.7 million including $8.1 million in accounts payable, accrued liabilities, and other current liabilities, $6.5 million payable on the Rockmore Debt, and $2.0 million in short-term convertible notes for which, subject to certain conditions, principal repayments may be made in XpresSpa’s common stock at the Company’s discretion.

As will be further detailed in the Company’s Annual Report on Form 10-K, the report of the Company’s independent registered public accounting firm on the Company’s financial statements for the years ended December 31, 2018 and 2017 is expected to include an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. The receipt of this explanatory paragraph with respect to the Company’s financial statements for the years ended December 31, 2018 and 2017 will result in a breach of a covenant under the Rockmore Debt which, if unremedied for a period of 30 days after the date hereof, will constitute an event of default under the Rockmore Debt.

Upon the occurrence of an event of default under the Rockmore Debt, Rockmore may, among other things, declare the Rockmore Debt and all accrued and unpaid interest thereon and all other amounts owing under the Rockmore Debt to be due and payable. If the maturity date of the Rockmore Debt is accelerated as a result of the event of default referenced above, an event of default under the outstanding convertible notes would be triggered. If an event of default under the convertible notes occurs, the outstanding principal amount of the convertible notes, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.

While XpresSpa has aggressively reduced operating and overhead expenses and continues to focus on overall profitability, the Company has also continued to generate negative cash flows from operations and expects to incur net losses in the foreseeable future. XpresSpa has taken actions to improve its overall cash position and access to liquidity by exploring valuable strategic partnerships, right-sizing the corporate structure, and stream-lining operations. The Company therefore expects that the actions taken in 2018 and early 2019 will enhance its liquidity and financial environment. In addition, XpresSpa expects to generate additional liquidity through the monetization of certain investments and other assets. These actions will be executed in alignment with the anticipated timing of its liquidity needs. There can be no assurance, however, that any such opportunities will materialize.

Conference Call

XpresSpa Group Inc. will host a conference call today at 4:30 p.m. Eastern Time.

The conference call can be accessed live over the phone by dialing (201) 689-8263. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13688925. The replay will be available until April 18, 2019.

The webcast can be accessed from the Investor Relations section of the Company’s website at http://xpresspagroup.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is the world’s largest airport spa company, with 56 locations in 23 airports globally, including one off-airport spa at Westfield World Trade Center in New York City. XpresSpa offers services that are tailored specifically to the busy customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as exclusive luxury travel products and accessories. XpresSpa serves almost one million customers per year at its locations in the United States, Holland, and the United Arab Emirates. XpresSpa Group’s non-core assets include Infomedia and intellectual property assets. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

(203) 682-8253

XpresSpa Group, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	December 31, 2017
Current assets
Cash and cash equivalents	$3,403	$6,368
Inventory	782	1,159
Other current assets	1,465	2,120
Assets held for disposal	109	6,446
Total current assets	5,759	16,093

Restricted cash	487	487
Property and equipment, net	11,795	15,797
Intangible assets, net	9,167	11,547
Goodwill	—	19,630
Other assets	3,376	1,686
Total assets	$30,584	$65,240

Current liabilities
Accounts payable, accrued expenses and other current liabilities	$8,132	$8,736
Debt	6,500	—
Convertible notes	1,986	—
Liabilities held for disposal	40	3,761
Total current liabilities	16,658	12,497

Long-term liabilities
Debt	—	6,500
Derivative warrant liabilities	476	34
Other liabilities	315	370
Total liabilities	17,449	19,401
Commitments and contingencies (see Note 18)

Stockholders’ equity*
Series A Convertible Preferred stock, $0.01 par value per share; 348 shares authorized; 348 issued and none outstanding	—	—
Series B Convertible Preferred stock, $0.01 par value per share, 80,458 shares authorized; 80,458 shares issued and none outstanding	—	—
Series C Junior Preferred stock, $0.01 par value per share; 15,000 shares authorized; none issued and outstanding	—	—
Series D Convertible Preferred Stock, $0.01 par value per share, 25,000 shares authorized; 23,760 shares issued and 21,027 shares outstanding with a liquidation value of $20,186	4	4
Series E Convertible Preferred Stock, $0.01 par value per share, 73,665 shares authorized; 48,387 shares issued and outstanding with a liquidation value of $3,023	10	—
Common Stock, $0.01 par value per share 7,500,000 shares authorized; 1,761,802 and 1,327,284 shares issued and outstanding as of December 31, 2018 and 2017, respectively	352	265
Additional paid-in capital	295,904	290,396
Accumulated deficit	(286,913)	(249,708)
Accumulated other comprehensive loss	(251)	(74)
Total stockholders’ equity attributable to the Company	9,106	40,883
Noncontrolling interests	4,029	4,956
Total stockholders’ equity	13,135	45,839
Total liabilities and stockholders’ equity	$30,584	$65,240

*Adjusted to reflect the impact of the 1:20 reverse stock split that became effective on February 22, 2019.

XpresSpa Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	For the years ended December 31,
	2018	2017

Revenue
Product and services	$49,294	$48,373
Other	800	450
Total revenue	50,094	48,823

Cost of sales
Labor	24,369	24,327
Occupancy	8,118	7,621
Products and other operating costs	6,964	7,038
Total cost of sales	39,451	38,986
Depreciation and amortization	9,498	7,976
Goodwill impairment	19,630	—
General and administrative**	16,240	16,577
Total operating expenses	84,819	63,539
Operating loss from continuing operations	(34,725)	(14,716)
Interest expense	(1,827)	(731)
Extinguishment of debt	145	—
Other non-operating income (expense), net	498	(554)
Loss from continuing operations before income taxes	(35,909)	(16,001)
Income tax benefit (expense)	278	(111)
Consolidated net loss from continuing operations	(35,631)	(16,112)
Loss from discontinued operations before income taxes**	(1,115)	(12,265)
Income tax expense	—	(12)
Consolidated net loss from discontinued operations	(1,115)	(12,277)
Consolidated net loss	(36,746)	(28,389)
Net income attributable to noncontrolling interests	(459)	(451)
Net loss attributable to the Company	$(37,205)	$(28,840)

Consolidated net loss from continuing operations	$(35,631)	$(16,112)
Other comprehensive loss from continuing operations: foreign currency translation	(177)	(61)
Comprehensive loss from continuing operations	(35,808)	(16,173)
Consolidated net loss from discontinued operations	(1,115)	(12,277)
Other comprehensive income (loss) from discontinued operations: foreign currency translation	—	—
Comprehensive loss from discontinued operations	(1,115)	(12,277)
Comprehensive loss	$(36,923)	$(28,450)

Loss per share*
Loss per share from continuing operations	$(24.83)	$(14.86)
Loss per share from discontinued operations	(0.77)	(11.02)
Total basic and diluted net loss per share	$(25.60)	$(25.88)
Weighted-average number of shares outstanding during the year*
Basic	1,453,635	1,114,349
Diluted	1,453,635	1,114,349

**Includes stock-based compensation expense, as follows:
General and administrative	$916	$2,177
Discontinued operations	—	568
Total stock-based compensation expense	$916	$2,745

*Adjusted to reflect the impact of the 1:20 reverse stock split that became effective on February 22, 2019.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. A reconciliation of operating loss for the year ended December 31, 2018 to Adjusted EBITDA income (loss) is presented in the table below.

We consider Adjusted EBITDA to be an important indicator for the performance of our business, but not a measure of performance or liquidity calculated in accordance with U.S. GAAP. We have included this non-GAAP financial measure because management utilizes this information for assessing our performance and liquidity, and as an indicator of our ability to make capital expenditures and finance working capital requirements. We believe that Adjusted EBITDA is a measurement that is commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful for analysts and investors to understand this indicator because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully analyze the performance of our core operations. Adjusted EBITDA should not be considered in isolation or as an alternative to cash flow from operating activities or as an alternative to operating income or as an indicator of operating performance or any other measure of performance derived in accordance with GAAP. In evaluating our performance as measured by Adjusted EBITDA, we recognize and consider the limitations of this measurement. Adjusted EBITDA does not reflect our obligations for the payment of income taxes, interest expense, or other obligations such as capital expenditures. Accordingly, Adjusted EBITDA is only one of the measurements that management utilizes. The following table provides a reconciliation of operating loss for the wellness operating segment and corporate to Adjusted EBITDA income (loss) for each of the four quarters of 2018 and the full years ended December 31, 2018 and 2017.

XpresSpa Group, Inc.
Reconciliation of Operating Loss From Continuing Operations
to Adjusted EBITDA Income (Loss)
($ in thousands)

	Quarter-Ended
	March 31	June 30	September 30	December 31	Total
Products and services revenue	$11,800,000	$13,038,000	$12,922,000	$11,534,000	$49,294,000

Cost of sales
Labor	(6,210,000)	(6,490,000)	(5,997,000)	(5,672,000)	(24,369,000)
Occupancy	(2,060,000)	(2,160,000)	(1,996,000)	(1,902,000)	(8,118,000)
Product and other operating costs	(1,443,000)	(1,709,000)	(1,966,000)	(1,756,000)	(6,874,000)
Total cost of sales	(9,713,000)	(10,359,000)	(9,959,000)	(9,330,000)	(39,361,000)

Store margin	2,087,000	2,679,000	2,963,000	2,204,000	9,933,000
Store margin as a % of total revenue	17.7%	20.5%	22.9%	19.1%	20.2%

Depreciation and amortization
Depreciation and impairment	(1,047,000)	(1,232,000)	(1,195,000)	(3,559,000)	(7,033,000)
Amortization	(606,000)	(611,000)	(684,000)	(564,000)	(2,465,000)
Goodwill impairment	(19,630,000)	—	—	—	(19,630,000)
Total depreciation and amortization	(21,283,000)	(1,843,000)	(1,879,000)	(4,123,000)	(29,128,000)

Total general and administrative	(4,596,000)	(3,904,000)	(3,943,000)	(3,797,000)	(16,240,000)

Other operating revenue and expense
Other operating revenue	800,000	—	—	—	800,000
Other operating expense	(64,000)	—	(26,000)	—	(90,000)
Total other operating revenue, net	736,000	—	(26,000)	—	710,000

Operating loss from continuing operations	(23,056,000)	(3,068,000)	(2,885,000)	(5,716,000)	(34,725,000)

Plus:
Depreciation and amortization	1,653,000	1,843,000	1,879,000	4,123,000	9,498,000
Goodwill impairment	19,630,000	—	—	—	19,630,000
One-time costs	—	605,000	452,000	961,000	2,018,000
Stock-based compensation expense	312,000	259,000	194,000	151,000	916,000

Adjusted EBITDA loss	$(1,461,000)	$(361,000)	$(360,000)	$(481,000)	$(2,663,000)

XpresSpa Group, Inc.
Same Store Sales Growth for 2018
($ in thousands)

XpresSpa regularly measures comparable store sales, which it defines as current period sales from stores opened more than 12 months compared to those same stores’ sales in the prior year period (“Comp Store Sales”). The measurement of Comp Store Sales on a daily, weekly, monthly, quarterly and year-to-date basis provides an additional perspective on XpresSpa’s total sales growth when considering the influence of new unit contribution. A reconciliation between Comp Store Sales and total revenue as reported on the financial statements is presented below:

	2018			2017			%
	Comp Store	Non-Comp Store	Total	Comp Store	Non-Comp Store	Total
Revenue	$42,653,000	$6,641,000	$49,294,000	$44,075,000	$4,748,000	$48,823,000	(3)%

Comp Store Sales decreased 3% during the year ended December 31, 2018 as compared to the same period in 2017. As of December 31, 2018, XpresSpa had 56 open locations; during the year, XpresSpa opened six new locations, and closed six underperforming locations.